EXHIBIT 32

Certification of Chief Executive Officer and
Chief Financial Officer Pursuant to
18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Alexander & Baldwin, Inc. (the "Company") for the quarterly period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), W. Allen Doane, as Chairman and Chief Executive Officer of the Company, and Christopher J. Benjamin, as Senior Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Allen Doane
Name:                    W. Allen Doane
Title:                      Chairman and Chief Executive Officer
Date:                      May 1, 2009

/s/ Christopher J. Benjamin
Name:                    Christopher J. Benjamin
Title:                      Senior Vice President, Chief Financial Officer and Treasurer
Date:                      May 1, 2009